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                                                                   Exhibit 10.16

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                               CULBRO CORPORATION





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                      Deferred Incentive Compensation Plan





                   Effective for Fiscal Years Commencing 1982





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                                                      Still in effect as of 3/92

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                               CULBRO CORPORATION
                      DEFERRED INCENTIVE COMPENSATION PLAN

                                   ARTICLE I

                                PURPOSE OF PLAN

     Section 1.1. Culbro Corporation has adopted this Plan to provide certain of its officers and key employees in managerial and other important positions with the opportunity to defer certain incentive compensation otherwise payable currently and thereby to reward such employees for their contributions to the growth and success of the Corporation and to retain and attract persons of competence.

                                   ARTICLE II

                   DETERMINATION AND MAINTENANCE OF DEFERRED
                              COMPENSATION ACCOUNT

     Section 2.1. Deferred Incentive Compensation Accounts. Beginning with the Fiscal year commencing January 1, 1982, there shall be established a Deferred Incentive Compensation Account (hereinafter called the Account) for each Participant.

     Section 2.2. Election to Defer Payment of Incentive Compensation. Officers and employees to whom this Plan is applicable may elect to defer the payment of all or a portion of the incentive compensation earned during any Fiscal year after 1981, provided that such election is made on or before December 31 of the year preceding the year in which such incentive compensation is earned, except that, for incentive compensation earned during Fiscal year 1982 and payable during 1983, the election may be made on or before December 31, 1982. The amounts so deferred shall be referred to as Deferred Incentive Compensation and shall be credited to the Participants' Accounts by the Corporation on behalf of the electing Participants as of the year immediately following the year in which the Deferred Incentive Compensation is earned. A Participant may elect the time period for which each year's Deferred Incentive Compensation or portion thereof is to be deferred, and such a timely election will be given effect, subject to the provisions of Article V, but if such an election is not made, payment shall be made in accordance with Article IV hereof.

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                            Amendment to ARTICLE III
                           of the Culbro Corporation
                      Deferred Incentive Compensation Plan

     Section 3.3. Notwithstanding the foregoing, the Corporation may, if so elected by a Participant, utilize deferred amounts to enter into a defined benefit arrangement for a Participant. However, such arrangement shall not cause the Corporation to incur costs in excess of those incurred under the defined contribution plan under reasonable interest and actuarial assumptions or the Participant to receive a lesser benefit than provided under Sections 3.1 and 3.2.

                                                            Adopted
                                                            February 12, 1985

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                                  ARTICLE III

                     INVESTMENT OF AND INTEREST ON DEFERRED
                             INCENTIVE COMPENSATION

     Section 3.1. Use of Accounts By Corporation. The Corporation shall not segregate the amounts credited to each Participant's Account but may utilize such amounts for such purposes as it deems appropriate, including working capital.

     Section 3.2. Interest on Accounts. Accounts shall bear interest at the rate of interest publicly announced by Manufacturers Hanover Trust Company, New York, New York from time to time as its prime rate less one percentage point (as determined by the Committee), which amount shall be credited to each Participant's Account as of the end of each quarter in each year and such interest shall thereafter become a part of the Participant's Account. The rate of interest to be credited to the Participants' Accounts shall be subject to annual review by the Committee which may, in its sole discretion, change such rate on a prospective basis.

                                   ARTICLE IV

                              PAYMENT OF ACCOUNTS

     Section 4.1. Distributions Out of Accounts. Except as provided in Section
4.2. and subject to the provisions of Article V hereof, distributions in respect of the Account of any Participant shall, unless the Committee otherwise determines, or unless the Participant has otherwise elected pursuant to Section
2.2 hereof, become payable in full to such Participant or to his legal representatives, as the case may be, in cash, annually over a period of not more than fifteen years, as determined by the Committee, upon the happening of any of the events described in this Section. The first payment shall be made within fifteen months after the happening of any such event. The amount of each distribution shall be the amount obtained by multiplying the balance in the Participant's Account by a fraction, the numerator of which is one and the denominator of which is the number of years in which distributions remain to be made (including the current distribution). The Participant's Account shall be charged with the amount of each such distribution.

     The events described in this Section are as follows:

          (i) Death. In the event of the death of a Participant while still in the employ of the Corporation or a subsidiary, distribution in respect of the balance in his Account shall be made to his legal representatives.


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          (ii) Retirement under an Employee's Retirement Plan of the Corporation or a Subsidiary.

          (iii) Termination of Participant's Service with the Corporation or a Subsidiary. Termination of a Participant's service (but otherwise than as a result of death, disability or retirement under an Employee's Retirement Plan of the Corporation or a subsidiary); provided that a leave of absence consented to by the Board shall not constitute a termination of service.

          (iv) Total and Permanent Disability. Such disability shall be deemed to have occurred only when certified by a physician appointed by the Corporation or by a physician acceptable to the Corporation. In the event of the cessation of such disability and the return of such Participant to work for the Corporation, distribution in respect of such part, if any, of such balance of his Account as shall remain to his credit shall be deferred and shall be made only to such extent and at such time as distribution would otherwise be made in accordance with the Plan.

     Section 4.2. Payments in Form of Annuity. The Committee may, in its discretion on the happening of one of the events described in Section 4.1, but first giving effect to the provisions of Article V, provide for payment of all or a portion of the Participant's Account in the form of either (i) an annuity for the life of the Participant or (ii) an annuity for the joint lives of the Participant and his beneficiary, in lieu of the distributions provided in
Section 4.1. In the event the Committee, in its discretion, decides to provide for the payments above described, it shall purchase an Annuity Contract from a third party for this purpose, but in such case such Annuity Contract shall be owned by the Corporation which shall also be the beneficiary under such contract. If an Annuity Contract is purchased pursuant to this Section 4.2, the Participant's Account shall be charged with the amount of the purchase price of the Annuity Contract. As payments are received under such contract such amounts shall be paid out to the Participant on a current basis.

     Section 4.3. Withholding of Taxes. There shall be deducted from all payments under the Plan any taxes required by the Federal or any State or local government to be withheld and paid over to such government for the account of such Participant.


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                                   ARTICLE V

                       NO VESTED RIGHTS OF PARTICIPANTS;
                        CONTINGENCIES AFFECTING PAYMENT

     Section 5.1. The Corporation's sole obligation to a Participant or his legal representatives, as the case may be, in respect of the payment of (a) any balance in his Account, and (b) the payments under any Annuity Contract purchased pursuant to Section 4.2, shall be solely a contractual obligation in accordance with the terms of this Plan. The Corporation shall have no further or other obligation in respect of any amounts described above. The Accounts and the Deferred Incentive Compensation and interest credited thereto, and any Annuity Contract described in Section 4.2. shall not be held or set aside in trust. No Participant shall have any vested or other rights in the Account in his name or in any Annuity Contract purchased by the Corporation pursuant to Section 4.2.

     Because Participants have no vested rights with respect to the Plan and because the Accounts and the Deferred Incentive Compensation and interest credited thereto and any Annuity Contract described in Section 4.2 are not held or set aside in trust (a) the Corporation may seek to retain, offset, attach or similarly place a lien on such funds in circumstances where a Participant has been discharged for cause and shall be entitled to do so when such cause is for
(i) malfeasance damaging to the Corporation, (ii) conversion to the Participant of a Corporate opportunity, or (iii) a violation of the Corporation's conflict of interest policy, in each case as determined in the sole discretion of the Board of Directors and (b) in the event the Corporation is unable to make any payment under the Plan because of insolvency, bankruptcy or similar status or proceedings, Participants will be treated as general unsecured creditors of the Corporation and may be entitled to no priority under applicable law with respect to such payments.

     No Participant shall have any right with respect to any Account credit, until such Account credit or written notice thereof shall have been delivered to him; nor shall any such Participant or any person claiming under or through him have any right or interest in this Plan, or in any allocation hereunder, or in any balance in any Account or the proceeds or "cash value" of any Annuity Contract unless and until all the terms, conditions and provisions of the Plan that affect such Participant have been complied with as specified herein and, in such case, only to the extent provided herein.


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                                   ARTICLE VI

                                 SCOPE OF PLAN

     Section 6.1. To Whom Applicable. This Plan shall apply to such officers and key employees in the employ of the Corporation and its subsidiaries as may be selected by or under the authority of the Committee after consultation with the management of the Corporation.

     Section 6.2. No Prohibition Against Other Plans. Nothing in this Plan shall be construed as preventing the Corporation or any of its subsidiaries from establishing sales commission plans or any other or different plans providing for incentive compensation for employees.

                                  ARTICLE VII

                  GENERAL CONDITIONS; MISCELLANEOUS PROVISIONS

     Section 7.1. Plan Amendments. The Committee may from time to time amend, suspend or terminate in whole or in part or may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination may, without his consent, apply to the balance in a Participant's Account prior to the effective date of such amendment, suspension or termination.

     Section 7.2. Non-Assignability of Benefits; Loans Prohibited. Except as otherwise required by law, it is a condition of the Plan that no Participant or his legal representatives shall have any right to assign, transfer, appropriate, encumber, or anticipate his interest in the Plan or any payments to be made thereunder, and no benefits or payments, rights or interest of a Participant of any kind or nature shall in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against the Participant or his legal representatives nor shall any Participant or his legal representatives have any right of any kind whatsoever with respect to the Plan or any interest therein other than the right to receive distributions under the Plan as and when the same become due and payable under the terms of the Plan.

     No loan shall be made by the Corporation to any Participant of any amount credited to him under the Plan.

     Section 7.3. Right to Terminate Employment. The selection of any employee for participation in the Plan in any year shall not give the Participant any right to participate in the Plan in any future year or to be retained in the employ of the Corporation or any subsidiary, and the right and power of the Corporation or any subsidiary to dismiss or discharge any Participant is specifically reserved.


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     Section 7.4. Withholding of Distributions. In the event that any dispute shall arise as to the person or persons to whom any distribution shall be made by the Corporation, the Corporation may withhold such distribution until such dispute shall have been determined in accordance with law. All distributions to Participants or to their legal representatives shall be subject to any applicable tax, community property or other statutes and regulations of the United States or of any state having jurisdiction thereof.

     Section 7.5. Reliance on Accountants. The Board of Directors and the Committee may rely upon any information supplied to them by an officer of the Corporation or by the Corporation's independent public accountants in connection with the administration of the Plan. The determination of the Corporation's independent public accountants as to the Deferred Incentive Compensation and the interest thereon for any quarter and the maximum amounts which may be credited to an Account in any quarter and any other computations or matters arising under the Plan and referred to such independent public accountants by the Committee or the Board for determination shall be final, conclusive and binding on the Corporation and on all Participants and upon all persons claiming through or under any Participant.

     Section 7.6. Liability. No member of the Board of Directors or of the Committee shall be liable for any act or action, including any act or action in connection with the purchase of any Annuity Contract, whether of commission or omission, taken by any other member, or by any officer, agent, or employee or by any investment advisor or financial institution appointed by the Committee.

                                  ARTICLE VIII

                     ADMINISTRATION OF THE PLAN; COMMITTEE

     Section 8.1. Appointment of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors.

     Section 8.2. Powers and Duties of Committee. The Committee shall have full power to construe and interpret this Plan, to modify the rate of return to be paid on the amounts in the Accounts on a prospective basis, to determine any and all questions arising under the Plan, including the right to remedy possible ambiguities, inconsistencies and omissions, and to establish and amend rules and regulations for its administration. Similarly, the determination of the happening of any of the contingencies mentioned in Article V resulting in the loss or reduction of benefits therein provided, the determination of those who may participate under the Plan, and the determination of the amounts credited to the Accounts of such Participants shall rest in the absolute discretion of the Committee


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subject to the review of the Board of Directors as herein provided (and no
Participant shall have the right to require any distribution otherwise than in accordance with his election made under Section 2.2 or the terms of Article IV).

     All such determinations, constructions, interpretations, rules and regulations made pursuant to this Section shall be conclusive and binding upon all Participants and on all persons claiming under or through any Participant.

                                   ARTICLE IX

     Section 9.1. Definitions. For the purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable.

          (a) The word "Plan" shall mean the Deferred Compensation Plan as set forth in this Instrument and as from time to time amended.

          (b) The word "Corporation" shall mean Culbro Corporation.

          (c) The term "Board of Directors" shall mean the Board of Directors or the Executive Committee of the Corporation.

          (d) The word "Committee" shall mean the Compensation Committee appointed to administer the Plan, as provided in Article VIII, as such Committee may from time to time be constituted.

          (e) The word "Participant" shall mean an officer or other employee of the Corporation or of a subsidiary of the Corporation to whom an amount of Deferred Incentive Compensation has been credited under the Plan for any Fiscal year and whose balance in his Account has not been wholly distributed, or to whom an amount of Deferred Incentive Compensation previously credited under the Plan remains subject to restrictions, conditions or limitations imposed by the Committee. The word "Participant" shall also be deemed to include the estate of a Participant or his legal representative or representatives.

          (f) the word "officer" or "employee" shall mean an officer or employee of the Corporation or of a subsidiary of the Corporation.


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          (g) The term "year" shall mean the calendar year and the term "Fiscal year" shall mean the calendar year or such other fiscal year as may be established from time to time.

          (h) The use of the singular shall also include within its meaning the plural and vice versa. The use of masculine shall include feminine.

                                   ARTICLE X

     Section 10.1. Revocation of Election to Defer Payment for Financial Hardship. The Committee may, in its sole discretion, alter or revoke an election made by a Participant to defer payment of any amount of Deferred Incentive Compensation and the interest thereon credited to the Account of such Participant or charged to such Participant's Account pursuant to an Annuity purchased pursuant to Section 4.2 on a clear showing of severe financial hardship suffered or to be suffered by such Participant.

                                   ARTICLE XI

                            APPROVAL; EFFECTIVE DATE

     Section 11.1. This document shall become effective as the Plan as of Fiscal year 1982.


                                                               December 13, 1982